EXHIBIT 10.1

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is entered into as of the __ day of January 2010, by and between Neonode, Inc., a Delaware Company (the “Company”), and each of the entities set forth in Exhibit A hereto (each, an “Investor”; and collectively, the “Investors”).

WHEREAS, the Company requires an infusion of funds in order to finance the operations of the Company as set forth herein; and

WHEREAS, the Investors are willing to make available a convertible loan to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Convertible Loan.

1.1           Each of the Investors agrees to lend to the Company the amount set forth opposite its name in Exhibit A hereto (the “Investment Amount”), for an aggregate amount of up to $1,000,000 hereunder (the “Loan”), subject to the terms and conditions of this Agreement.

1.2           Each of the Investors will transfer its respective Investment Amount to the Company, in accordance with the wire transfer instructions provided in writing by the Company to the Investors, on the first business day following the approval of this Agreement by the Company’s Board of Directors (the “Closing”).

1.3           The Loan will bear interest at a rate of 7% per year.  The accrued interest will be payable on June 30th and December 31st.

1.4           Subject to Section 2 below, the Loan will be repaid in cash on December 31, 2010 (the “Due Date”).

1.5           As security for the repayment of the Loan and accrued interest when due, the Company hereby grants the Investors a security interest in the intellectual property owned by the Company.  The security interest in the Company’s intellectual property shall terminate upon either (a) the Company’s complete repayment of the Loan and accrued interest, or (b) conversion of the aggregate Investment Amount into the Restricted Shares.

1.6           Grant of Warrants.   Simultaneously with the execution of this Agreement, the Company shall deliver to each Investor a Warrant Agreement (the “Warrant Agreement”) between each Investor and the Company substantially in the form attached hereto as Schedule 1.6, providing the Investors with a right to purchase an aggregate amount of up to ___________________________ fully-paid and non-assessable restricted shares of common stock of the Company, at a price of $0.04 per share, (the “Warrant Shares”). In case the Company borrows additional amounts from the Investors under this Agreement, then the Company shall issue additional Warrant Agreements to each Investor as specified above.

2.           Conversion

2.1           Optional Conversion. Each of the Investors shall have at any time prior to the Due Date the option to convert its portion of the Investment Amount into fully-paid and non-assessable restricted shares of common stock of the Company, at a price of $0.02 per share, (the “Restricted Shares”).

2.2           Adjustment of Conversion Price.   Upon issuance of additional common stock of the Company at a price per share less than $0.02 per share at a subsequent round of financing prior to the conversion or repayment in full of the Investment Amount, the conversion price for the Restricted Shares will be reduced, for no additional consideration, to an amount equal to the price per share paid for the common stock of the Company at such subsequent financing round.

2.3           The Company shall, promptly upon any conversion of any Investor’s Investment Amount, issue and deliver to such Investor a certificate representing the number of shares of the Restricted Shares to which such Investor shall be entitled upon conversion of such Investor’s Investment Amount (bearing such legends as are required under applicable law, in the opinion of counsel of the Company).

3.           Registration.   The Company shall make an effort to file with the SEC a registration statement under the Securities Act after the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2009 (the “Registration Statement”).  Subject to the Investors timely providing the Company with all Investor information reasonably necessary for the inclusion of the Investors’ Restricted Shares and Warrant Shares in the Registration Statement, the Company shall take all reasonable action under its power and control to include such shares in the Registration Statement so as to permit the disposition of the shares so registered.  Notwithstanding the foregoing, if the Registration Statement is pursuant to an underwritten offering and the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such Registration Statement such number of Restrictive Shares and Warrant Shares as agreed to by the Board of Directors and the managing underwriter.  If any of the Investors are affiliates of the Company (as defined in Rule 405) then the inclusion of such Investors’ Restricted Shares and Warrant Shares in the Registration Statement will be limited so that the aggregate amount of shares of Affiliates included in the Registration Statement shall be no more than 9.99% of the aggregate market value of the Company’s outstanding stock held by non-affiliates.

4.           Information on the Company; Legal Proceedings

4.1           Information on the Company. Each Investor has been furnished with or has had access at the EDGAR website of the U.S. Securities and Exchange Commission (the “SEC”) to the Company's Form 10-K filed on April 15, 2009 for the fiscal year ended December 31, 2008 and the financial statements included therein for the year ended December 31, 2008 together with all subsequent filings made with the SEC available at the EDGAR website.  Each Investor has been informed that due to the Company’s current lack of cash resources, it was unable to obtain a review by its registered independent accountants of the interim financial statements for the three month period ended March 31, 2009, the six month period ended June 30, 2009, and the nine month period ended September 30, 2009.  In addition, each Investor has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Investor has requested in writing and considered all factors such Investor deems material in deciding on the advisability of the Loan and investing in the Restricted Shares.

4.2           Legal Proceedings.

4.2.1          Empire Asset Management. On December 9, 2008, Empire Asset Management (“Empire”), a broker dealer that acted as the Company’s financial advisor and exclusive placement agent in previous private placement transactions, initiated a law suit against the Company in the Supreme Court of the State of New York alleging that the Corporation misrepresented the success of its business to induce Empire’s customers to invest in the Company. Empire is seeking compensatory damages in an unspecified amount for the harm allegedly suffered. The Company believes that the action has no merit and intends to defend vigorously against the action. The Company’s Directors and Officer (D&O) insurance provider has extended coverage and will cover the costs of legal representation, subject to the payment by the Company of the retention amount of $150,000.

4.2.2           Mr. David Berman. On May 11, 2009, Mr. David Berman initiated a law suit against the Company in the Supreme Court of the State of New York alleging that the Corporation misrepresented the success of its business to induce Mr. Berman to invest in the Company.  Mr. Berman, who was a client of Empire, invested $549,860.00 in the Company’s private placement offerings on March 4, 2008 and May 16, 2008 and purchased an additional 162,900 shares totaling $251,081.69 in the aftermarket. The Company believes that the action has no merit and intends to defend vigorously against the action. The Company’s D&O insurance provider has extended coverage and will cover the costs of legal representation, subject to the payment by the Company of the retention amount of $150,000

4.2.3           Xerox Corporation. On October 2, 2009, Xerox Corporation (“Xerox”) initiated a law suit against the Company in the Superior Court of California alleging that the Company breached an equipment lease agreement with Xerox and demanding payment of $108,592.81 plus interest and late payment charges.  The Company intends to defend vigorously against the action.

5.           Representations, Warranties and Covenants of the Company

The Company hereby represents, warrants and covenants as follows:

5.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

5.2           Authorization, Enforceability.  (i) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the terms hereof; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and further consent or authorization of the Company by its Board of Directors is not required; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

5.3           Issuance of the Restricted Shares.  The Restricted Shares to be issued, sold and delivered by the Company hereunder, when so issued, sold and delivered, will be duly and validly issued, fully paid and nonassessable and will be issued in reliance upon applicable exemptions from the registration and qualification provisions of all applicable securities laws of the United States and each state whose securities laws may be applicable thereto.  All Restricted Shares will be issued free of any preemptive or similar right and free and clear of any claim, lien, security interest or other encumbrance.  Assuming the accuracy of the Investors’ representations and warranties hereunder, the issuance to the Investors of the Restricted Shares will be exempt from the registration requirements of the Securities Act and will be made in reliance upon applicable exemptions from the registration and qualification provisions of all applicable state securities laws.

6.           Representations, Warranties, Acknowledgments, of the Investors

Each Investor hereby represents, warrants, acknowledges, understands and agrees (as the case may be) to the following, and acknowledges that the Company's reliance on exemption from registration pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is predicated upon the representations of each Investor set forth herein:

6.1           Authorization.   The Investor has full power and authority to enter into this Agreement, and the Agreement has been duly executed by the Investor, and such authorization constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

6.2           The Restricted Shares Are Not Registered.  The Investor hereby acknowledges that the Restricted Shares will not be issued by the Company pursuant to a registration statement under the Securities Act, and therefore the Investor may be required to hold the Restricted Shares for an indeterminate period.  The Restricted Shares are issued pursuant hereto in reliance upon a specific exemption from the registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties, and agreements of each Investor set forth in this Agreement.

6.3           Investment Intent.  The Investor is acquiring the Restricted Shares for the Investor’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, which resale, distribution or fractionalization would violate the Securities Act.  The Investor agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Restricted Shares.  Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Restricted Shares, for which the Investor is purchasing.  The Investor acknowledges that he has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and its Board of Directors as he or she deems necessary to determine the suitability and advisability of, and the merits and risk of, investing in the Company pursuant hereto.

6.4           Risk.   The Investor is aware that: (i) investment in the Company involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest; and (ii) no Federal or state agency has made any finding or determination as to the fairness for investment by the public, nor has made any recommendation or endorsement, of the Restricted Shares.

6.5           Financial Ability.  The Investor has sufficient financial resources available to support the loss of all or a portion of Investor’s investment in the Company, has no need for liquidity in the investment in the Company, and is able to bear the economic risk of the investment.  The Investor is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Company.

6.6           Information.  The Investor has been furnished with any and all materials that he has requested relating to the Company or the offering of the Restricted Shares, and the Investor has been afforded the opportunity to ask questions of the senior management and directors of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor.  The Investor understands that such material is current information about the Company and does not in any way guarantee future performance or the completion of future proposed events discussed in such material.  The Investor, either alone or with his professional advisors, has the capacity to protect his own interests in connection with this transaction.

6.7           Regulation S Exemption.  If the Investor is not a U.S. Person, the Investor understands that that the Restricted Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and the state securities laws under Regulation S promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Investor to determine the applicability of such exemptions and the suitability of the Investor to acquire the Restricted Shares.

6.8           The Investor consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Restricted Shares set forth in this Section 6.

6.9           Legend.   The certificates representing the Restricted Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR NEONODE, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR NEONODE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

7.           Miscellaneous.

7.1           Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

7.2           This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof.

7.3           Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.4           This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understand or contract, written or oral, with respect to the subject matter hereof and thereof.

7.5           No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

7.6           If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.7           This Agreement may be executed in counterparts.

IN WITNESS WHEREOF the parties have signed this Convertible Loan Agreement in one or more counterparts as of the date first hereinabove set forth.

For the Company:

Neonode Inc.

By:           ____________________
Name:     ____________________
Title:       ____________________

For the Investors:

By:	By:	By:

By:	By:	By:

EXHIBIT A

LIST OF INVESTORS

Investor:	Portion of Investment Amount	Address

SCHEDULE 1.6

WARRANT AGREEMENT